SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                October 11, 2005


                             EARTHSHELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                        333-13287                77-0322379
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


  1301 York Rd., Suite 200, Lutherville, Maryland                21093
     (Address of principal executive offices)                  (Zip code)


       Registrant's telephone number, including area code: (410) 847-9420


              3916 State St. #110, Santa Barbara, California 93105 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

      On October 11, 2005, EarthShell Corporation, a Delaware corporation (the "Company") issued a Promissory Note (the "Note") to E. Khashoggi Industries, Inc, LLC, a Delaware limited liability company ("EKI") in the principal amount o $1,000,000. Under the terms of the Note, EKI will advance the Company the following sums on the following dates, or a lesser amount as the Company requests in writing:

                        Amount            Date of Funding
                        ------            ---------------

                       $350,000           October 12, 2005
                       $250,000           October 31, 2005
                       $250,000           November 30, 2005
                       $150,999           December 31, 2005

      Notwithstanding the funding schedule described above, if, on or before any of the above funding dates, the Company receives a total of $3 million in aggregate net cash proceeds from any combination of financing transaction, equity contribution, sale, licensing or sublicensing of assets or the provision of services (including, without limitation, advanced royalty payments, proceeds from the sale of the Company's common stock and fees for technical services rendered to third parties, but excluding any proceeds advanced under the Note), EKI is not obligated to advance any additional funds to the Company, including the funds that were to be advanced at the next funding date.

      Interest accrues on the principal balance of the Note at a variable per annum rate, as of any date of determination, that is equal to the rate published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate", compounded monthly. All accrued but unpaid interest and outstanding principal is due and payable on the earliest to occur of the following: (i) the second (2nd) anniversary of the date of the Note; (ii) five (5) days following the date the Company has received $3 milllion or more in aggregate net cash proceeds from all financing transactions, equity contributions, and transactions relating to the sale, licensing, sublicensing or disposition of assets or the provision of services (including advance royalty payments, proceeds from the sale of the Company's common stock and fees for technological services rendered to third parties), measured from the date of the Note and not taking into account the proceeds advanced under the Note; or (iii) the occurrence of an Event of Default (as defined in the Note).

      On October 11, 2005, the Company entered into a Debt Conversion and Mutual Release Agreement (the "Agreement") with EKI. Pursuant to the Agreement, the Company and EKI agreed that a receivable in an amount equal to $837,145.69 (previously owed to bio-Tec Biologische Naturverpackunger GmbH & Co.KG, a wholly-owned subsidiary of EKI, but which was subsequently assigned to EKI) be converted into 279,048 shares of common stock of the Company. The conversion price equals $3.00 per share. Pursuant to this Agreement, the Company and EKI released each other from any and all claims in connection with the receivable.


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

Item 3.02. Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibit No. Description

--------------------------------------------------------------------------------
Exhibit          Description                                   Location
--------------------------------------------------------------------------------
Exhibit 99.1     $1,000,000 Promissory Note dated as of        Provided herewith
                 October 11, 2005 and issued to
                 E. Khashoggi Industries, LLC

Exhibit 99.2     Debt Conversion and Mutual Release            Provided herewith
                 Agreement, dated October 11, 2005,
                 by and between EarthShell Corporation
                 and E. Khashoggi Industries, LLC


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2005                   EARTHSHELL CORPORATION


                                         By:/s/ D. Scott Houston
                                            ------------------------------------
                                            Name:  D. Scott Houston
                                            Title: Chief Financial Officer


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